UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

November 17, 2023

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, the Board of Directors (the “Board”) of Fox Corporation (the “Company”) approved the following actions:

•

in connection with the previously announced retirement of K. Rupert Murdoch from the position of Chair of the Board and in recognition of Mr. Murdoch’s 70 years of service to the Company, (a) the payment of a prorated portion (38.25%) of Mr. Murdoch’s target Annual Incentive Compensation in the amount of $2,295,082, which will be paid on or about November 17, 2023, and (b) retirement treatment for 38.25% of the equity awards granted to Mr. Murdoch under the Company’s Shareholder Alignment Plan in August 2023, with the performance stock option exercise period extended to the fourth anniversary of Mr. Murdoch’s retirement;

•

in connection with the previously announced separation and transition of Viet D. Dinh from the position of Chief Legal and Policy Officer of the Company, the payment of a prorated portion (50%) of Mr. Dinh’s target Annual Incentive Compensation in the amount of $1,500,000, which will be paid following the conclusion of Mr. Dinh’s employment on December 31, 2023; and

•

in recognition of Steven Tomsic’s (the Company’s Chief Financial Officer) service to the Company, amend Mr. Tomsic’s employment agreement to provide for an increase in his target Annual Incentive Compensation to $2,750,000, effective July 1, 2023.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on November 17, 2023. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters are set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
Lachlan K. Murdoch	175,682,594	32,356,474	40,447	5,997,046
Tony Abbott AC	206,376,424	1,662,438	40,653	5,997,046
William A. Burck	201,525,626	6,504,809	49,080	5,997,046
Chase Carey	206,095,632	1,931,494	52,389	5,997,046
Roland A. Hernandez	202,541,752	5,490,330	47,433	5,997,046
Margaret “Peggy” L. Johnson	207,688,305	343,901	47,309	5,997,046
Paul D. Ryan	154,593,964	53,436,806	48,745	5,997,046

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 passed and was voted upon as follows:

For:	213,889,499
Against:	148,742
Abstain:	38,320

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, named executive officer compensation passed and was voted upon as follows:

For:	198,747,570
Against:	9,228,275
Abstain:	103,670
Broker Non-Votes:	5,997,046

Item 8.01	Other Events.

Effective November 17, 2023, the Board appointed:

•	Mr. Carey as Lead Independent Director;

•	Ms. Johnson and Mr. Carey as members and Mr. Hernandez as chair of the Audit Committee;

•	Ms. Johnson, Messrs. Carey and Ryan as members and Mr. Burck as chair of the Compensation Committee; and

•	Messrs. Burck, Hernandez and Abbott as members and Mr. Ryan as chair of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

November 17, 2023